UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 16, 2003

Date of Report (date of earliest event reported)

SUN MICROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-15086	94-2805249

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4150 Network Circle
Santa Clara, CA 95054-1778

(Address of principal executive offices)

(650) 960-1300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Text of press release issued by Sun Microsystems, Inc., dated April 16, 2003, titled “Sun Microsystems Reports Slight Profit in Third Fiscal Quarter Results,” together with related Condensed Consolidated Statements of Operations, Balance Sheets and Cash Flows and Operations Analysis

Item 9. Regulation FD Disclosure

     In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 16, 2003, Sun Microsystems, Inc. (“Sun”) issued a press release regarding Sun’s financial results for its third fiscal quarter ended March 30, 2003. The full text of Sun's press release, together with the related Condensed Consolidated Statements of Operations Blanace Sheets and Cash Flows and Operations Analysis, are attached hereto as Exhibit 99.1.

     The Condensed Consolidated Statement of Operations and the Operations Analysis contain non-GAAP presentations of net income (loss) excluding special items and EPS (basic and diluted) excluding special items below the presentation of the net income (loss) and EPS (basic and diluted) in accordance with GAAP. The special items include: in-process research and development, restructuring charges, loss on equity investments, net, impairment expense and related tax effects. In-process research and development and goodwill impairment are primarily related to the effect of Sun's acquisition activity. Gain/loss on equity investments shows the effect of our investment portfolio management. These measures and the other special items presented are not necessarily representative of Sun's core operations and Sun management believes that presentation of these non-GAAP financial measures provides useful information to investors by illustrating the impact of the special items on Sun's net income (loss) and EPS (basic and diluted).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN MICROSYSTEMS, INC.

Date: April 16, 2003	By:	/s/ Stephen T. McGowan
Stephen T. McGowan Chief Financial Officer and Executive Vice President, Corporate Resources

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by Sun Microsystems, Inc., dated April 16, 2003, titled “Sun Microsystems Reports Slight Profit in Third Fiscal Quarter Results,” together with related Condensed Consolidated Statements of Operations, Balance Sheets and Cash Flows and Operations Analysis